EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-27356) pertaining to the Sensient Technologies Corporation Savings Plan of Sensient Technologies Corporation of our report dated May 27, 2009, with respect to the financial statements of the Sensient Technologies Corporation Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2008.
/s/ ERNST & YOUNG LLP
Milwaukee, Wisconsin
June 12, 2009